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                                                            EXHIBIT 23
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          INDEPENDENT AUDITORS' CONSENT
          -----------------------------


          We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3 (file Nos. 33-44521, 33-48829, 33-57824, 33-65796, 33-59140,
          33-50393, 33-51733, 33-52053, 33-52701) and Form S-8 (File
          Nos. 33-50012, 33-55804, 33-49979) of our reports dated
          August 15, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1994.



          DELOITTE & TOUCHE LLP
          New York, New York
          September 27, 1994


































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